 Exhibit (a)(1)(D)
Offer To Purchase
All Outstanding Shares of Common Stock
of
ASSERTIO HOLDINGS, INC.
a Delaware corporation
at
$23.50 per share, payable in cash
Pursuant to the Offer to Purchase dated May 18, 2026
by
Zara Merger Sub Inc.
a wholly owned subsidiary of
Zydus Worldwide DMCC
a wholly owned subsidiary of
Zydus Lifesciences Ltd.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
THE END OF THE DAY, ONE MINUTE AFTER 11:59 P.M., EASTERN TIME,
ON JUNE 15, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED
(SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).
May 18, 2026
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated May 18, 2026 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”) in connection with the offer by Zara Merger Sub Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Zydus Worldwide DMCC, a limited liability company incorporated under the laws of the United Arab Emirates (“Parent”), and a wholly owned subsidiary of Zydus Lifesciences Ltd., an Indian corporation (“Zydus”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0001 per share (which we refer to as the “Shares”), of Assertio Holdings, Inc., a Delaware corporation (which we refer to as “Assertio”), in exchange for $23.50 per Share, payable in cash, without interest, less deduction for any applicable withholding taxes (which we refer to as the “Offer Price”).
THE BOARD OF DIRECTORS OF ASSERTIO HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS TENDER ALL OF THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The consideration in the Offer is $23.50 per Share, payable in cash without interest, less deduction for any applicable withholding taxes.
2.   The Offer is being made for all outstanding Shares.

3.   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 13, 2026 (which, together with any amendments or supplements thereto, we refer to as the “Merger Agreement”), by and among Purchaser, Parent, Zydus Pharmaceuticals (USA), Inc., a New Jersey corporation (which we refer to herein as “Zydus USA”) (for the limited purposes set forth therein) and Assertio, pursuant to which, after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Assertio (which we refer to as the “Merger”) without a vote of the stockholders of Assertio in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Assertio continuing as the surviving corporation and thereby becoming an wholly owned subsidiary of Zydus and Parent.
4.   The Offer and withdrawal rights will expire at the end of the day, one minute after 11:59 p.m., Eastern Time, on June 15, 2026, unless the Offer is extended by Purchaser or earlier terminated.
5.   The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
6.   Tendering stockholders who are record owners of their Shares and who tender directly to Equiniti Trust Company, LLC (the “Depository”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The making of the Offer in jurisdictions other than the U.S. may be restricted or prohibited by law. We are not currently aware of any jurisdiction where the making of the Offer is restricted or prohibited by law. If we become aware of any such restriction or prohibition on the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the Offer. If, after a good faith effort, we cannot comply, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of the Shares in that jurisdiction. If you are in any doubt as to your eligibility to participate in the Offer, you should contact your professional advisor immediately. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
ASSERTIO HOLDINGS, INC.
a Delaware corporation
at
$23.50 per share, payable in cash
Pursuant to the Offer to Purchase dated May 18, 2026
by
Zara Merger Sub Inc.
a wholly owned subsidiary of
Zydus Worldwide DMCC
a wholly owned subsidiary of
Zydus Lifesciences Ltd.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 18, 2026 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time) in connection with the offer by Zara Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Zydus Worldwide DMCC, a limited liability company incorporated under the laws of the United Arab Emirates, and a wholly owned subsidiary of Zydus Lifesciences Ltd., an Indian corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0001 per share (which we refer to as the “Shares”), of Assertio Holdings, Inc., a Delaware corporation, in exchange for $23.50 per Share, payable in cash, without interest, less deduction for any applicable withholding taxes.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED
HEREBY:     SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).
Dated:
Signature(s)

Please Print Name(s)
Address:
(Include Zip Code)
Area code and Telephone no.
Tax Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.